Exhibit 99.1

SolarEdge Announces Second Quarter 2017 Financial Results

FREMONT, Calif. — August 2, 2017. SolarEdge Technologies, Inc. (Nasdaq: SEDG), a global leader in PV inverters, power optimizers, and module-level monitoring services, today announced its financial results for the second quarter 2017 ended June 30, 2017.

Second Quarter 2017 Highlights

•	Record revenues for the quarter of $136.1 million

•	GAAP gross margin for the quarter of 34.6%

•	GAAP operating income for the quarter of $19.1 million

•	GAAP net income for the quarter of $22.5 million

•	Non-GAAP net income for the quarter of $25.8 million

•	GAAP net diluted earnings per share for the quarter of $0.50

•	Non-GAAP net diluted earnings per share for the quarter of $0.55

•	Cash flow from operating activities of $31.6 million

•	563 Megawatts (AC) of inverters shipped for the quarter

“The second quarter of 2017 was a record quarter for us with record revenues, record non-GAAP profitability and record cash generation” said Guy Sella, Founder, Chairman and CEO of SolarEdge. “Our sales in markets outside of the United States continued to grow this quarter further strengthening our diversified revenue base.  Our continued cost reduction led by the HD-wave roll out allowed us to further increase profitability and cash flow generation. This quarter we also unveiled the next generation power optimizer, large capacity commercial inverter and announced the launch of the first PV inverter-integrated EV (electric vehicle) charger demonstrating our continued innovation and technological leadership.”

Quarter Ended June 30, 2017 Summary

The Company reported record revenues of $136.1 million, up 18% from the prior quarter and up 9% year over year.

GAAP gross margin reached 34.6%, up from 33.6% in the prior quarter and up from 31.4% year over year.

GAAP operating expenses were $28.0 million, an increase of 5% from the prior quarter and 32% year over year.

GAAP operating income was $19.1 million, up 59% from $12.0 million in the prior quarter and up from $17.9 million year over year.

GAAP net income was $22.5 million, up 59% from $14.2 million in the prior quarter and up from $17.3 million year over year.

Record non-GAAP net income was $25.8 million, up 57% from $16.5 million in the prior quarter and up from $19.9 million year over year.

GAAP net diluted earnings per shares (“EPS”) was $0.50, up from $0.32 in the prior quarter and up from $0.39 year over year.

Non-GAAP net diluted EPS was $0.55, up from $0.36 in the prior quarter and up from $0.44 year over year.

As of June 30, 2017, cash, cash equivalents, restricted cash and marketable securities totaled $274.7 million, compared to $247.6 million on March 31, 2017.

Outlook for the Quarter Ending September 30, 2017

The Company also provides guidance for the quarter ending September 30, 2017 as follows:

•	Revenues to be within the range of $155 million to $165 million;

•	Gross margins to be within the range of 33% to 35%.

Conference Call

The Company will host a conference call to discuss these results at 4:30 P.M. EDT on Wednesday, August 2, 2017. The call will be available, live, to interested parties by dialing 888-778-9065. For international callers, please dial +1 719-457-2085. The Conference ID number is 6182964.  A live webcast will also be available in the Investors Relations section of the Company’s website at: http://investors.solaredge.com

A replay of the webcast will be available in the Investor Relations section of the Company’s web site approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.

About SolarEdge

SolarEdge provides an intelligent inverter solution that has changed the way power is harvested and managed in solar photovoltaic systems. The SolarEdge DC optimized inverter system maximizes power generation at the individual PV module-level while lowering the cost of energy produced by the solar PV system. The SolarEdge system consists of power optimizers, inverters, storage solutions and a cloud-based monitoring platform and addresses a broad range of solar market segments, from residential solar installations to commercial and small utility-scale solar installations. SolarEdge is online at http://www.solaredge.com

Use of Non-GAAP Financial Measures

The Company has presented certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, or GAAP. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this release. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include information, among other things, concerning: our possible or assumed future results of operations; future demands for solar energy solutions; business strategies; technology developments; financing and investment plans; dividend policy; competitive position; industry and regulatory environment; general economic conditions; potential growth opportunities; and the effects of competition. These forward-looking statements are often characterized by the use of words such as “anticipate,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions and the negative or plural of those terms and other like terminology.

Forward-looking statements are only predictions based on our current expectations and our projections about future events.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Given these factors, you should not place undue reliance on these forward-looking statements.  These factors include, but are not limited to, the matters discussed in the section entitled “Risk Factors” of our Registration Statement on Form S-1 (including the related prospectus), Annual Report on Form 10-KT for the year ended December 31, 2016, filed on February 21, 2017, Current Reports on Form 8-K and other reports filed with the SEC. All information set forth in this release is as of August 2, 2017.  The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Investor Contacts
SolarEdge Technologies, Inc.
Ronen Faier, Chief Financial Officer
+1 510-498-3263
investors@solaredge.com

Sapphire Investor Relations, LLC
Erica Mannion or Michael Funari
+1 617-542-6180
investors@solaredge.com

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
	Unaudited		Unaudited

Revenues	$136,099	$124,752	$251,153	$249,957
Cost of revenues	89,033	85,639	165,411	170,110

Gross profit	47,066	39,113	85,742	79,847

Operating expenses:

Research and development, net	12,725	9,232	24,183	17,941
Sales and marketing	11,961	8,930	22,736	17,756
General and administrative	3,265	3,067	7,704	6,527

Total operating expenses	27,951	21,229	54,623	42,224

Operating income	19,115	17,884	31,119	37,623

Financial income (expenses), net	3,595	(527)	5,005	1,502

Income before taxes on income	22,710	17,357	36,124	39,125

Taxes on income (tax benefit)	186	84	(575)	1,053

Net income	$22,524	$17,273	$36,699	$38,072

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2017	2016
	Unaudited
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$113,452	$104,683
Restricted cash	1,097	897
Marketable Securities	80,225	74,465
Trade receivables, net	79,851	71,041
Prepaid expenses and other accounts receivable	34,109	21,347
Inventories	56,205	67,363

Total current assets	364,939	339,796

LONG-TERM ASSETS:
Marketable securities	79,954	44,262
Property, equipment and intangible assets, net	41,991	37,381
Prepaid expenses and lease deposits	640	489
Deferred tax assets, net	4,898	2,815

Total long-term assets	127,483	84,947

Total assets	$492,422	$424,743

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Trade payables, net	$36,029	$34,001
Employees and payroll accruals	14,286	13,018
Warranty obligations	12,501	13,616
Deferred revenues	3,038	1,202
Accrued expenses and other accounts payable	12,842	8,648

Total current liabilities	78,696	70,485

LONG-TERM LIABILITIES:
Warranty obligations	52,839	44,759
Deferred revenues	23,771	18,660
Lease incentive obligation	1,913	2,061

Total long-term liabilities	78,523	65,480

COMMITMENTS AND CONTINGENT LIABILITIES

STOCKHOLDERS’ EQUITY:

Common stock	4	4
Additional paid-in capital	316,867	307,098
Accumulated other comprehensive loss	(367)	(324)
Retained earnings (accumulated deficit)	18,699	(18,000)

Total stockholders’ equity	335,203	288,778

Total liabilities and stockholders’ equity	$492,422	$424,743

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six months ended June 30,
	2017	2016
	Unaudited
Cash flows provided by operating activities:
Net income	$36,699	$38,072
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and intangible assets	3,130	2,176
Amortization of premiums on available-for-sale marketable securities	791	497
Stock-based compensation	7,646	5,032
Deferred tax assets, net	(2,105)	147
Realized losses on Cash Flow Hedges	-	2

Changes in assets and liabilities:
Inventories	11,153	6,096
Prepaid expenses and other accounts receivable	(12,547)	4,038
Trade receivables, net	(8,399)	(26,003)
Trade payables	2,007	(13,499)
Employees and payroll accruals	1,206	(2,795)
Warranty obligations	6,965	10,298
Deferred revenues	6,935	5,132
Accrued expenses and other accounts payable	3,958	4,207
Lease incentive obligation	(148)	(23)

Net cash provided by operating activities	57,291	33,377

Cash flows used in investing activities:
Purchase of property and equipment	(7,611)	(10,054)
Decrease (increase) in restricted cash	(200)	2,489
Decrease (increase) in short and long-term lease deposits	(128)	66
Investment in available-for-sale marketable securities	(74,106)	(65,651)
Maturities of available-for-sale marketable securities	31,674	6,350

Net cash used in investing activities	(50,371)	(66,800)

Cash flows from financing activities:
Issuance costs related to initial public offering	-	(194)
Proceeds from issuance of shares upon exercise of options	2,123	1,501

Net cash provided by financing activities	2,123	1,307

Increase (decrease) in cash and cash equivalents	9,043	(32,116)
Cash and cash equivalents at the beginning of the period	104,683	106,150
Effect of exchange rate differences on cash and cash equivalents	(274)	(2)

Cash and cash equivalents at the end of the period	113,452	74,032

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except gross profit and per share data)
(Unaudited)

	Reconciliation of GAAP to Non-GAAP Gross Profit
	Three months ended			6 months ended
	June 30, 2017	March 31, 2017	June 30,2016	June 30, 2017	June 30,2016

Gross profit (GAAP)	47,066	38,676	39,113	85,742	79,847
Stock-based compensation	517	493	310	1,010	556
Gross profit (Non-GAAP)	47,583	39,169	39,423	86,752	80,403

	Reconciliation of GAAP to Non-GAAP Gross Margin
	Three months ended			6 months ended
	June 30, 2017	March 31, 2017	June 30,2016	June 30, 2017	June 30,2016
Gross margin (GAAP)	34.6%	33.6%	31.4%	34.1%	31.9%
Stock-based compensation	0.4%	0.4%	0.2%	0.4%	0.2%
Gross margin (Non-GAAP)	35.0%	34.0%	31.6%	34.5%	32.2%

	Reconciliation of GAAP to Non-GAAP Operating expenses
	Three months ended			6 months ended
	June 30, 2017	March 31, 2017	June 30,2016	June 30, 2017	June 30,2016
Operating expenses (GAAP)	27,951	26,672	21,229	54,623	42,224
Stock-based compensation R&D	1,280	1,205	747	2,485	1,471
Stock-based compensation S&M	1,204	1,030	730	2,234	1,572
Stock-based compensation G&A	1,033	884	613	1,917	1,432
Operating expenses (Non-GAAP)	24,434	23,553	19,138	47,987	37,748

	Reconciliation of GAAP to Non-GAAP Operating income
	Three months ended			6 months ended
	June 30, 2017	March 31, 2017	June 30,2016	June 30, 2017	June 30,2016
Operating income (GAAP)	19,115	12,004	17,884	31,119	37,623
Stock-based compensation	4,034	3,612	2,401	7,646	5,032
Operating income (Non-GAAP)	23,149	15,616	20,285	38,765	42,655

	Reconciliation of GAAP to Non-GAAP Tax on income (Tax benefit)
	Three months ended			6 months ended
	June 30, 2017	March 31, 2017	June 30,2016	June 30, 2017	June 30,2016
Tax on income (Tax benefit) (GAAP)	186	(761)	84	(575)	1,053
Deferred tax asset (realized)	773	1,332	(247)	2,105	(147)
Tax on income (Tax benefit) (Non-GAAP)	959	571	(163)	1,530	906

	Reconciliation of GAAP to Non-GAAP Net income
	Three months ended			6 months ended
	June 30, 2017	March 31, 2017	June 30,2016	June 30, 2017	June 30,2016
Net income (GAAP)	22,524	14,175	17,273	36,699	38,072
Stock-based compensation	4,034	3,612	2,401	7,646	5,032
Deferred tax realized (asset)	(773)	(1,332)	247	(2,105)	147
Net income (Non-GAAP)	25,785	16,455	19,921	42,240	43,251

	Reconciliation of GAAP to Non-GAAP Net basic EPS
	Three months ended			6 months ended
	June 30, 2017	March 31, 2017	June 30,2016	June 30, 2017	June 30,2016
Net basic earnings per share (GAAP)	0.54	0.34	0.42	0.88	0.94
Stock-based compensation	0.10	0.09	0.06	0.19	0.12
Deferred tax realized (asset)	(0.02)	(0.03)	0.01	(0.05)	0.01
Net basic earnings per share (Non-GAAP)	0.62	0.40	0.49	1.02	1.07

	Reconciliation of GAAP to Non-GAAP Net diluted EPS
	Three months ended			6 months ended
	June 30, 2017	March 31, 2017	June 30,2016	June 30, 2017	June 30,2016
Net diluted earnings per share (GAAP)	0.50	0.32	0.39	0.83	0.86
Stock-based compensation	0.06	0.06	0.04	0.12	0.08
Deferred tax realized (asset)	(0.01)	(0.02)	0.01	(0.05)	0.01
Net diluted earnings per share (Non-GAAP)	0.55	0.36	0.44	0.90	0.95

	Reconciliation of GAAP to Non-GAAP No. of shares used in Net diluted EPS
	Three months ended			6 months ended
	June 30, 2017	March 31, 2017	June 30,2016	June 30, 2017	June 30,2016
Number of shares used in computing net diluted earnings per share (GAAP)	44,831,590	43,837,505	44,463,087	44,335,521	44,520,494
Stock-based compensation	2,228,246	2,490,662	1,216,866	2,359,454	1,144,371
Number of shares used in computing net diluted earnings per share (Non-GAAP)	47,059,836	46,328,167	45,679,953	46,694,975	45,664,865